Exhibit 10.25

THE SECURITIES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

AMENDMENT TO SEAPORT BRIDGE LOANS

This AMENDMENT TO SEAPORT BRIDGE LOANS (this “Amendment”) is entered into as of March 31, 2025 (the “Effective Date”), by and between ScanTech AI Systems Inc., a Delaware corporation (the “Company”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“SIBS” and, together with the Company, the “ScanTech Parties”), Seaport Group SIBS LLC (“Seaport Group SIBS”), and Seaport SIBS LLC (“Seaport SIBS” and, together with Seaport Group SIBS, the “Lender”). The ScanTech Parties and the Lender are each referred to as a “Party” or together as the “Parties” in this Agreement. Seaport Group SIBS shall be the “Subscriber.”

WHEREAS, the Lender provided approximately $2,250,000.00 to the Company in the form of a return of capital the Subject Documents (as defined below).

WHEREAS, the Lender has entered into several loans with the Company to provide funding in connection with the Ontario Power Generation order, in the amount of $2,600,000 (the “OPG Debt Agreement” and, together with the Facility Agreement, the “Subject Agreements”).

WHEREAS, the Company and the Lender have agreed to terminate the Subject Agreements in exchange for the issuance of the Securities (as defined below).

NOW, THEREFORE, the Company and the Lender hereby agree as follows:

1. Termination of the Facility, Facility Agreement, and OPG Debt Agreement. As of the Effective Date, the Facility, Facility Agreement, and OPG Debt Agreement are hereby terminated in all respects and all amounts owing or payable thereunder are deemed paid and satisfied in full, including the principal amounts thereunder, all interest, and any fees, expenses, and other amounts.

2. Subscription. Pursuant to the terms of this Amendment and contingent upon the Warrant Exercise (as defined below), the Company agrees to issue to the Subscriber, and the Subscriber hereby subscribes from the Company for, (i) 2,250,000 shares of Common Stock (the “Facility Subscription Shares”) in exchange for the termination of the Facility Agreement and all related documents, and (ii) 2,600,000 shares of Common Stock (the “OPG Subscription Shares” and, together with the Facility Subscription Shares, the “Securities”) in exchange for the termination of the OPG Debt Agreement and all related documents. In addition, Subscriber shall receive a transaction bonus equal to 500,000 shares of Common Stock for work related to this agreement.

3. Exercise of Warrant. Effective as of the Effective Date, the Lender shall cause to be exercised that certain Purchase Warrant (the “Purchase Warrant”) to purchase 3,000,000 shares Common Stock for an exercise price of $0.01 per share, by causing the Exercise Form attached for ease of reference as Exhibit A hereto to be completed, executed, and sent to the Company (along with proper payment therefor) (such proper exercise of the Purchase Warrant, the “Warrant Exercise”).

4. Registration Rights. Within a reasonable amount of time after the request of the Lender to register for resale the Securities (the “Resale Request”), the Company shall file with the Commission a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) providing for the resale of the Securities held by the Lender (the “Resale Registration Statement”).

5. Settlement, Release, and Related Matters.

(a) Termination. The Parties hereby terminate each of the Subject Agreements and all amounts due thereunder at the Effective Date and agrees to accept in lieu of and in exchange for the Subject Agreements, the Securities (with respect to the Lender) and release all Settled Claims (with respect to all Parties). Such termination includes all principal and interest owed or owing under the Subject Agreements and any other amounts due or that could be due under the Subject Agreements. The Subject Agreements are extinguished in their entirety. For purposes of this Agreement, “Settled Claims” means, with respect to a Party, all Claims released by that Party pursuant to Section 5(d). For purposes of this Agreement, “Claims” means any and all actions, causes of action, claims, compensation, costs, damages, delay damages, demands, expenses, indebtedness, liabilities, liens, losses, obligations, rights of contribution, and rights of indemnity of every nature whatsoever, whether known, unknown, fixed, or contingent, that the releasing Party formerly owned or held, or currently owns or holds, or may by any means acquire in the future, that pertain to any events, actions, transactions, failures to act, occurrences, or circumstances in any way involving or relating to or arising out of, depending on, based in whole or in part on, or derivative of: (i) the facts or circumstances associated with the claims, counterclaims, crossclaims, third-party claims, defenses, and allegations asserted in any lawsuit; and (ii) any claims, counterclaims, crossclaims, third- party claims, defenses, and allegations that could have been asserted in the lawsuit.

(b) Release of Collateral. Within 1 business day following the Effective Date, the Lender and its affiliates shall release or cause to be released any and all security interest in any and all collateral that secures all or any part of the Facility Agreement or the OPG Debt Agreement.

(c) Scope of Release. The Parties expressly agree that the releases set forth in this Section 5 shall be construed, to the extent legally permissible, as broadly as possible to encompass all claims, rights, causes of action, and liabilities arising from or relating to the issues and matters described in this Agreement.

(d) Mutual Release. As material inducement for, and in consideration of, this Agreement, each Party, for itself and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys, hereby fully, finally, forever, and unconditionally release and discharge the other Parties and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys to the fullest extent permitted by law, of and from any and all Claims arising under or related to the Subject Agreements (or any one or more of the Subject Agreements or amounts due thereunder) that could have been asserted in a lawsuit.

(e) Attorneys’ Fees. Each Party agrees to bear its own attorneys’ fees and costs incurred in connection with the Settled Claims.

(f) Release by the Lender. Lender agrees, on behalf of itself, its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns, hereby fully and forever releases and discharges each of the ScanTech Parties, Dolan Falconer, Karl Brenza and the Directors of the Company and each of their Affiliates (from any and all claims, demands, rights, obligations, liabilities and causes of action, known or unknown, contingent or non-contingent, liquidated or unliquidated, matured, anticipated or unanticipated, in any way arising from or related to the Settled Claims, from the beginning of time to the date hereof, except for those claims arising from the breach of, or enforcement of, this Agreement. Lender acknowledges that, to the extent not already terminated, the Subject Agreements and all amounts due thereunder shall be deemed terminated and shall be of no further force or effect. For purpose of this Agreement, “Affiliates” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For purposes of this Agreement, “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust, or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof. For purposes of this Agreement, “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and “Controlled,” “Controlling,” and “under common Control with” have correlative meanings.

(g) Release by ScanTech Parties. Each of the ScanTech Parties, on behalf of itself, its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns, hereby fully and forever releases and discharges the Lender and each of its Affiliates from any and all claims, demands, rights, obligations, liabilities and causes of action, known or unknown, contingent or non-contingent, liquidated or unliquidated, matured, anticipated or unanticipated, in any way arising from or related to the Settled Claims, from the beginning of time to the date hereof, except for those claims arising from the breach of, or enforcement of, this Agreement.

(h) Breach of Agreement Not Released. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed as releasing any claim arising from a breach of this Agreement, including, without limitation, any representations, warranties, or covenants herein, or any obligation created hereby.

(i) Covenant Not to Sue. Each Party hereby covenants and promises never to assert, file, or make on its behalf, or on behalf of its parent corporations, subsidiary corporations, divisions, general and limited partnerships and limited liability companies, entities, affiliates, trusts, heirs, successors, assigns, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, and trustees, a lawsuit, action, charge, complaint, or other claim or proceeding in any court, arbitration, or other forum or tribunal whatsoever asserting any claim or demand against the other Party that is within the scope of the Settled Claims under this Agreement.

(j) Indemnification for Settled Claims. If a third person claimant makes or institutes any Settled Claim against a Party because of any purported or actual assignment, subrogation or transfer of that Settled Claim from any party hereto, such Party shall indemnify, defend, and hold harmless the other Party against that Settled Claim and shall pay and satisfy that Settled Claim provided it is a bona fide claim, including necessary and reasonable expenses of investigation and attorneys’ fees and costs.

(k) Complete Authority. Each Party further warrants, covenants, and represents that it has the sole, exclusive, and complete right and authority to pursue its respective Settled Claims and to enter into this Agreement resolving its respective Settled Claims.

(l) No Assignment. Each Party warrants, covenants, and represents that as of the Effective Date it has not assigned, transferred, or conveyed, or purported to have assigned, transferred, or conveyed, to any person or entity, any of the Settled Claims.

6. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to Company, as of the Effective Date, as follows:Subscriber is agreeing to purchase the Securities solely for Subscriber’s own account and for investment and not with a view toward the distribution thereof. Subscriber understands that the Securities for which Subscriber is subscribing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and therefore cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available. The Subscriber acknowledges that because of the restrictions on the transferability of the Securities, the Subscriber must bear the economic risk of Subscriber’s investment in the Securities for an indefinite period of time.

(b) Subscriber is familiar with the business and financial condition and operations of Company. Subscriber has had access to such information concerning Company and the Securities as the Subscriber deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities. Subscriber understands the risks associated with an investment in the Securities and is financially capable of bearing the economic risk of this investment and could afford the loss of the total amount of this investment.

(c) Subscriber has all requisite authority to purchase the Securities, enter into this Amendment and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Subscriber.

(d) Subscriber is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), with such sufficient knowledge and experience with financial and business matters to enable Subscriber to evaluate the risks and merits of the investment in Company contemplated hereunder.

(e) Subscriber: (i) does not have an overall commitment to investments that are not readily marketable that is disproportionate to its net worth, and its investment in the Securities will not cause such overall commitment to become excessive and (ii) has adequate net worth and means of providing for Subscriber’s current needs and personal contingencies to sustain a complete loss of Subscriber’s investment in the Securities and has no need for liquidity in Subscriber’s investment in the Securities.

(f) Subscriber is fully aware that the Securities are being issued and sold in reliance upon the exemption provided for by, among others as applicable, Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act, and similar exemptions provided under state securities laws on the grounds that no public offering is involved, and that the representations, warranties and agreements set forth in this Amendment are essential to the claiming of such exemptions.

(g) Subscriber: (i) is purchasing the Securities with Subscriber’s own funds and not with the funds of any other person, firm or entity; (ii) is acquiring the Securities for Subscriber’s own account; and (iii) has no reason to anticipate a change in personal circumstances, financial or otherwise, that would cause Subscriber to sell or distribute, or necessitate or require any sale or distribution of, the Securities, and no other person, firm or entity has or will have any beneficial interest in the Securities.

(h) Subscriber is a Limited Liability Company (LLC) organized under the laws of Delaware with its principal place of business 360 Madison Avenue, 23rd Floor, New York, New York 10017.

7. Indemnification. Lender agrees to indemnify and hold harmless Company and its founders, managers, directors, officers, agents, attorneys, representatives and other members from any and all losses to any of them arising out of the breach of any of the agreements, representations or warranties set forth in this Amendment. All representations, warranties and agreements contained in this Amendment and the indemnification contained in this Section 7 shall survive the acceptance of this Amendment and the purchase and sale of the Securities.

8. Severability. In the event that any provision of this Amendment or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

10. Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the State of New York or the courts of the State of New York, and each Party subjects to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11. Headings. The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Amendment.

12. Binding Effect. Lender understands that this Amendment is binding on the Lender, and any heirs, personal representatives, successors or assigns of the Lender, and may not be canceled, revoked, transferred or assigned by the Lender or by any of them.

13. Counterparts. This Amendment may be executed in as many counterparts as there are Parties to the Amendment (including by facsimile or other electronic transmission), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment, or caused this Amendment to be executed and delivered, as of the Effective Date.

COMPANY:

ScanTech AI Systems Inc.

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

SIBS:

ScanTech Identification Beam Systems, LLC

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

LENDER:

Seaport SIBS LLC

By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Authorized Signatory

Seaport Group SIBS LLC

By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Authorized Signatory

[Signature Page to Amendment to Senior Secured Credit Facility]